UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant  ☒                            Filed by Party other than Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under §240.14a-12

Vaccinex, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VACCINEX, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 8, 2023

A special meeting of stockholders (the “Special Meeting”) of Vaccinex, Inc. (the “Company,” “we,” “our,” or “us”) will be held at our corporate headquarters, located at 1895 Mount Hope Avenue, Rochester, New York 14620, on Friday, September 8, 2023 at 8:30 a.m., Eastern Time, for the following purposes, which are more fully described in the accompanying proxy statement:

•

to approve and adopt a series of five amendments to the Company’s Certificate of Incorporation, as amended to effect a reverse stock split of the issued common stock with a ratio of one-for-eight shares, one-for-ten shares, one-for-twelve shares, one-for-fourteen shares or one-for-fifteen shares (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our board of directors, in its sole discretion and without further action by the Company’s stockholders, for a period of up to one year from the date the Reverse Stock Split is approved by the Company’s stockholders; and

•	to transact such other business as may properly come before the Special Meeting or at any adjournment or postponement of the meeting.

Our board of directors has fixed the close of business on August 8, 2023 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment of the special meeting.

By Order of the Board of Directors

Dr. Maurice Zauderer
President and Chief Executive Officer

Rochester, New York

August 14, 2023

Your Vote is Important. Whether or not you expect to attend the Special Meeting, we hope you will vote as soon as possible. You may vote by the internet, by telephone or by mailing a proxy card or voting instruction form. We encourage you to vote using the internet, as it is the most cost-effective way to vote. If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote your shares. Unless you provide your broker with voting instructions, your broker may not vote your shares on non-discretionary items. See the “What happens if I do not give specific voting instructions?” section, below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 8, 2023

Our proxy statement is also available online at www.proxyvote.com

VACCINEX, INC.

PROXY STATEMENT

FOR

THE SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The board of directors (the “Board”) of Vaccinex, Inc. (“Vaccinex,” the “Company,” “we,” “our,” or “us”), a Delaware corporation, is providing these proxy materials to you, and is soliciting the enclosed proxy, for use at the special meeting of stockholders (the “Special Meeting”) to be held on Friday, September 8, 2023 at 8:30 a.m., Eastern Time, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting of stockholders. The Special Meeting will be held at our corporate headquarters, located at 1895 Mount Hope Avenue, Rochester, New York 14620.

We are first mailing these proxy solicitation materials to stockholders on or about August 14, 2023.

What is “householding” and how does it impact me?

With regard to the delivery of Proxy Statements and Annual Reports, under certain circumstances the SEC permits a single set of these documents or, where applicable, one Notice, to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces delivery and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of our stockholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the stockholders receiving the notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be delivered to an address at which two (2) or more stockholders reside. If any stockholder residing at the address wishes to receive a separate Proxy Statement for the Special Meeting or for future stockholder meetings, the stockholder should telephone toll-free 1-800-579-1639, or write to Vaccinex, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A separate set of proxy materials relating to the Special Meeting will be sent promptly following receipt of your request. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of a Proxy Statement or Annual Report, as applicable, for each stockholder at his or her same address, the stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact us at our corporate headquarters, located at 1895 Mount Hope Avenue, Rochester, New York 14620, or by telephone at (585) 271-2700. Similarly, a stockholder may use any of these methods if the stockholder is receiving multiple copies of a Proxy Statement or Annual Report and would prefer to receive a single copy in the future.

What is included in these proxy materials?

These proxy materials include the Notice of the Special Meeting, this proxy statement, and a proxy card.

What am I voting on?

There is one matter scheduled for a vote:

•

Proposal One: to approve and adopt a series of five amendment (the “Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of our issued common stock, at the discretion of the Board.

How does the board of directors recommend I vote?

Our Board recommends that stockholders vote their shares:

•	FOR the approval and adoption of the Certificate of Amendment to the Charter to effect a reverse stock split of our issued common stock, at the discretion of the Board.

Who can vote at the Special Meeting?

We have one class of shares outstanding, designated common stock, $0.0001 par value per share. Each stockholder of record of shares of our common stock at the close of business on August 8, 2023 (the record date for the Special Meeting) is entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. If you hold your shares through a broker, bank or nominee as a beneficial owner, your broker will generally have a process to give you the right to attend the Special Meeting and participate.

Stockholders of Record: Shares Registered in Your Name. If on August 8, 2023, your shares of our common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record.

For instructions on how to vote your shares at the Special Meeting, see the “How do I vote if I am a stockholder of record?” section below.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or other Nominee. If on August 8, 2023, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account or you may work with your broker to arrange to vote your shares directly.

For instructions on how to vote your shares at the Special Meeting, see the “How do I vote if my shares are held by a broker, bank or other nominee?” section below.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of August 8, 2023, the record date for the Special Meeting.

How do I vote if I am a stockholder of record?

If you are a stockholder of record, there are four ways to vote:

•	By internet at www.proxyvote.com. We encourage you to vote this way;

•	By touch tone telephone: call toll-free at 1-800-690-6903;

•	By completing and mailing your proxy card; or

•	By written ballot at the Special Meeting. To vote in person, come to the Special Meeting with photo identification and we will provide you a ballot when you arrive.

Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. You may also change your vote and only the latest proxy you submit will be counted. For instructions on how to change your vote, see the “Can I change my vote or revoke my proxy?” section below.

How do I vote if my shares are held by a broker, bank or other nominee?

Beneficial owners will receive voting instructions from their broker, bank or other nominee. Your ability to vote by telephone or over the internet depends on your broker or financial institution’s voting process. Please note that if your shares are held by a broker or other financial institution and you wish to vote in person at the Special Meeting, you must bring to the Special Meeting a legal proxy from the broker or other financial institution that gives you the right to vote your shares at the Special Meeting in person.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and return a signed and dated proxy in time to be voted at Special Meeting, your shares will be voted in accordance with your instructions. However, if no instructions are given, the shares represented by the proxy will be voted FOR the approval and adoption of the Certificate of Amendment to the Charter to effect a reverse stock split of our issued common stock, at the discretion of the Board. In the event other business properly comes before the Special Meeting or at any adjournment or postponement of the meeting, the individuals named in the proxy will vote the shares represented by the proxy will in their discretion.

For those shareholders whose shares are held by a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank or nominee in order to instruct your broker, bank or nominee on how to vote. If you do not provide the broker or nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf.

The determination of whether a proposal is “routine” or “non-routine” will be made by the NYSE or by Broadridge Financial Solutions, our independent agent to receive and tabulate shareholder votes, based on NYSE rules that regulate member brokerage firms. If a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes.

Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on routine matters properly presented for a vote at the Special Meeting. To ensure that your shares are counted in the proposals to come before the Special Meeting, we encourage you to provide instructions on how to vote your shares. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the voting power of the shares of stock entitled to vote are “present” at the Special Meeting. As of the Record Date, there were 65,941,086 shares of our common stock issued and outstanding and entitled to vote.

If you are a stockholder of record, your shares will be counted as “present” at the Special Meeting if:

•	You are present and vote in person at the Special meeting;

•	You have voted in advance by internet or telephone; or

•	You have properly submitted a proxy card.

If your shares are held in street name, your shares will be counted as “present” at the Special Meeting if your broker has voted on a discretionary item or your broker has otherwise voted based on your instructions.

Abstentions will be counted towards the quorum requirement. If there is no quorum, then the chair of the Special Meeting or a majority of the shares present at the meeting and entitled to vote may adjourn the meeting to another date until a quorum is present.

How many votes are needed to approve each proposal?

The table below shows the vote required to approve the proposal described in this proxy statement, assuming the presence of a quorum, virtually or by proxy, at the Special Meeting.

Proposal	Voting Options	Vote Required	Effect of Abstentions/ Withheld Votes	Effect of Broker Non-Votes
Proposal One—To approve and adopt the Certificate of Amendment to the Charter to effect a reverse stock split of our issued common stock, at the discretion of the Board.	FOR, AGAINST or ABSTAIN	Majority of votes cast on the proposal at the Special Meeting[1]	An abstention will have no effect on the proposal.	Broker non-votes, if any, are not counted as votes cast and therefore have no effect on the proposal.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote by revoking your proxy at any time before it is voted at the Special Meeting in any one of following ways:

•	enter a timely new vote by internet or telephone;

•	submit another properly completed, later-dated proxy card;

•

send a written notice that you are revoking your proxy to: Vaccinex, Inc., 1895 Mount Hope Avenue, Rochester, New York 14620, Attention: Corporate Secretary, which must be received no later than September 7, 2023; or

•	attend the Special Meeting and vote in person. Attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote. Only your last-submitted, timely vote will count at the Special Meeting.

How can I find out the voting results of the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

Who is paying for this proxy solicitation?

Our Board is soliciting proxies for use at the Special Meeting, and we will bear the cost of the proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, email or other means of communication. We will not compensate any of these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

[1]

Effective August 1, 2023, Section 242(b) of the Delaware General Corporations Law was amended to allow for a voting threshold of majority of votes cast on the proposal with respect to proposals to effect reverse stock splits by issuers who have a class of securities listed on a national securities exchange prior to the effective date of the reverse stock split and who satisfy the minimum number of holders requirement of the exchange immediately after the effective date of the reverse stock split. Our shares of common stock are listed on Nasdaq, we currently satisfy the minimum holder requirement of Nasdaq and the reverse stock split will not reduce the number of holders. Accordingly, we have adopted the new voting threshold of majority of votes cast on the reverse stock split proposal at the Special Meeting.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Our stockholders may submit proposals for inclusion in the proxy materials. These proposals must satisfy the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by December 6, 2023 to our Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620.

Our Amended and Restated Bylaws (the “Bylaws”), provide that if you, as a stockholder, want to recommend a nominee for director, you must provide a notice, delivered to or mailed and received at our office not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. Stockholder notices must set forth the specific information as more fully described in our Bylaws. Assuming our 2024 annual meeting of stockholders is held on the same date as the 2023 annual meeting, then written notice of a nomination for our 2024 annual meeting of stockholders must be delivered to our Corporate Secretary at our principal office, 1895 Mount Hope Avenue, Rochester, New York 14620, no later than February 11, 2024.

In addition, our Bylaws provide that for you to properly bring business before a meeting, you must provide timely notice in writing to our Corporate Secretary. To be timely, your notice must be delivered to or mailed and received at our office, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. Stockholder notices must set forth the specific information as more fully described in our Bylaws. Assuming our 2024 annual meeting of stockholders is held on the same date as the 2023 annual meeting, then written notice must be delivered to our Corporate Secretary at our principal office, 1895 Mount Hope Avenue, Rochester, New York 14620, no later than February 11, 2024.

PROPOSAL ONE:

APPROVE AND ADOPT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, AT THE DISCRETION OF THE BOARD

General

Our Board has unanimously approved and declared advisable and is recommending that our stockholders approve and adopt proposed amendments to our Charter reflected in the Certificate of Amendment in substantially the form attached hereto as Annex A to effect a reverse stock split of all of our issued shares of common stock by one of several fixed ratios between 1-for-8 and 1-for-15 without changing the number of authorized shares (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion and without further action by the Company’s stockholders. If this proposal is approved and adopted and should our Board proceed with the Reverse Stock Split, the exact ratio shall be set at one of the five reverse stock split ratios, identified as “Amendments A, B, C, D and E,” as determined by our Board in its sole discretion.

We are proposing that the Board have the discretion to select the Reverse Stock Split ratio from one of the five fixed ratios, rather than proposing that stockholders approve a specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” We believe that enabling the Board to set the ratio of the Reverse Stock Split from one of five fixed ratios between 1-for-8 and 1-for-15 is in the best interests of the Company’s stockholders because it will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

If this Proposal One is approved and adopted by our stockholders and ultimately implemented by our Board, all issued shares of our common stock will be effected, meaning all outstanding shares of common stock held by our stockholders and all shares of common stock held by the Company as treasury stock will change. Because the number of issued shares of common stock will be reduced in the Reverse Stock Split without a corresponding reduction in authorized shares of common stock, the Reverse Stock Split will have the net effect of increasing the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Board believes that this relative increase in the availability of authorized common stock will provide the Company with more flexibility to execute potential future capital-raising transactions that involve the issuance of common stock.

For the convenience of our stockholders, the Certificate of Amendment attached hereto as Annex A indicates in brackets, for each of Amendments A, B, C, D, and E the ratio for the Reverse Stock Split. Each of Amendments A, B, C, D, and E has been approved by our Board. By approving the Reverse Stock Split, stockholders will be approving each of Amendments A, B, C, D, and E. However, only the version of the Certificate of Amendment that sets forth the Amendment providing for the final ratio determined by our Board to be implemented will be filed with the Secretary of State of the State of Delaware and become effective, whereupon each of the other four versions of the Certificate of Amendment that were approved by stockholders as part of this proposal will automatically be deemed to have been abandoned by our Board.

If the stockholders approve and adopt the Reverse Stock Split, and our Board decides to implement it, the Reverse Stock Split will become effective as of a date and time to be determined by the Board that will be specified in the Certificate of Amendment (the “Effective Time”). If the Board does not decide to implement the Reverse Stock Split by the date that is the one-year anniversary of the date stockholders approve and adopt the Reverse Stock Split, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split, if implemented, will be realized simultaneously for all issued common stock. The Reverse Stock Split, if implemented, will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as further described below. As of the Record Date, there were 65,941,086 shares of common stock issued. Based on such number of shares of common stock issued, immediately following the effectiveness of the Reverse Stock Split (without giving effect to the issuance of whole shares in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by the Board, issued shares of stock as illustrated in the tables under the caption “Principal Effects of the Reverse Stock Split—General.” The Reverse Stock Split, if implemented, will not change the par value of our common stock but it will affect outstanding stock options, restricted stock awards, time-based and performance-based restricted stock units and other stock-based awards, as described in “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder” below.

Background and Reasons for the Reverse Stock Split

The Board believes that effecting the Reverse Stock Split would help us to:

•	maintain the listing of our common stock on the Nasdaq Capital Market (“Nasdaq”);

•	increase the per share price of our common stock;

•	maintain or improve the marketability and liquidity of our common stock; and

•	provide other potential benefits.

Each of these potential benefits are discussed in more detail below.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, the Board also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Accordingly, after taking into account the negative factors associated with reverse stock splits and based on the positive factors discussed herein, the Board believes that being able to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.

Maintain Our Listing on Nasdaq

Our Board is seeking stockholder approval of the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the Nasdaq Stock Market’s minimum price per share criteria for continued listing on that exchange. Our common stock currently is publicly traded and listed on the Nasdaq Capital Market under the symbol “VCNX.” On October 10, 2022, we received a notification letter from the Nasdaq Listing Qualifications Staff notifying us that the closing bid price for our common stock had been below $1.00 for the previous 30 consecutive business days and that we therefore are not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification provided us with a compliance period of 180 calendar days, or until April 10, 2023, in which to regain compliance. We were unable to regain compliance with the minimum bid price requirement by April 10, 2023. To regain compliance, the closing bid price of our common stock must be at least $1.00 or higher for a minimum of ten consecutive business days, and in such case, Nasdaq will provide us with written confirmation of compliance. The Nasdaq Listing Qualifications Staff has since extended the date by which we must be in compliance until October 9, 2023, and it is the Board’s intent to implement a reverse stock split prior to such date. Our Board’s principal reason for seeking approval of the Reverse Stock Split is to establish a mechanism for the price of our common stock to meet Nasdaq’s minimum bid price requirement.

As of the Record Date, the closing price of one share of our common stock was $0.26. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our common stock as reported on Nasdaq, therefore reducing the risk that our common stock could be delisted from Nasdaq.

Our Board believes that the Reverse Stock Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board recommended that our stockholders approve the Certificate of Amendment to effect the Reverse Stock Split and directed that this proposal be submitted to our stockholders for approval at the Special Meeting.

Failure to approve the Reverse Stock Split may have serious, adverse effects on the Company and its stockholders. Our common stock could be delisted from Nasdaq because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the bid price rule. Our shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the common stock could trade thinly as a microcap or penny stock, decrease to nominal levels of trading and be unattractive to retail and institutional investors, impairing the liquidity of our common stock.

Even if the Reverse Stock Split is approved and implemented, we may not be able to maintain our Nasdaq listing due to failure to satisfy other continued listing requirements. On May 27, 2023, we received a letter from the Listing Qualifications Staff of Nasdaq indicating that we did not comply with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1) because: (i) our stockholders’ equity was less than the required minimum of $2,500,000; and (ii) as of May 24, 2023, we did not meet the alternative compliance standards of market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. As of March 31, 2023, our stockholder’s deficit was $2.4 million and we had not regained compliance with the Stockholders’ Equity Rule. Nasdaq provided us 45 calendar days from the date of the Notification, or until July 9, 2023, to submit a plan to regain compliance with the Equity Standard, which we timely filed. We are currently in the process of implementing our plan to regain compliance with the stockholders’ equity rule, however there can be no assurance that we will be able to regain compliance in a timely manner or at all. Furthermore, we may fail to maintain compliance with other continued listing requirements.

Increase the Per Share Price of Common Stock

If the Board chooses to effect the Reverse Stock Split, we believe it would increase the per share price of our common stock. In determining to seek authorization for this proposal, the Board considered that, by effectively condensing a number of pre-split shares into one share of common stock, the market price of a post-split share should generally be greater than the current market price of a pre-split share.

Maintain or improve the Marketability and Liquidity of the Common Stock

The Board believes that continued listing on Nasdaq provides overall credibility to an investment in the common stock, given the stringent listing and disclosure requirements of Nasdaq. In addition to addressing this Nasdaq listing matter, we believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. For example, certain practices and policies favor higher-priced securities listed on a national securities exchange, like Nasdaq, over lower-priced securities quoted on the over-the-counter markets:

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Stock Price Requirements and Related Policies: A reverse stock split could allow a broader range of institutions to invest in our common stock (including investors that, as a matter of policy, avoid or are prohibited from buying stocks that are priced below a certain per share price threshold), potentially increasing the liquidity of our common stock. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing or trading in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The presence of these factors may be adversely affecting the pricing of our common stock as well as its trading liquidity. An increase in the common stock price could help increase interest in our stock from analysts and brokers as their policies can discourage them from following or recommending companies with low stock prices.

•

Stock Price Volatility: A higher stock price may increase the acceptability of the common stock to a number of long-term investors who may not find the common stock attractive at its current prices due to the trading volatility often associated with securities below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced securities.

•

Transaction Costs: Investors may be dissuaded from purchasing securities below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced securities.

•

Access to Capital Markets: If our common stock is delisted from Nasdaq, investor demand for additional shares of our common stock will be limited, thereby preventing us from accessing the public equity markets as a strategy to raise additional capital to continue as a going concern.

We believe that the Reverse Stock Split, if effected, could increase analyst and broker interest in our common stock by avoiding these internal policies and practices. Increasing visibility of our common stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make our common stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the common stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes. Additionally, the net result of the Reverse Stock Split without a corresponding adjustment in authorized shares would result in an effective increase in authorized common stock. The Board believes that this effective increase in the availability of authorized common stock will provide the Company with more flexibility to execute potential future capital-raising transactions that involve the issuance of common stock.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether and when to effect the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this proposal, the Board may consider factors such as:

•	the historical trading price and trading volume of the common stock;

•	the then-prevailing trading price and trading volume of the common stock and the expected impact of the Reverse Stock Split on the trading market for the common stock in the short- and long-term;

•	our need to raise capital to comply with the Stockholders’ Equity Rule;

•	the continued listing requirements for the common stock on Nasdaq or other applicable exchange and our ability to maintain the listing of our common stock on Nasdaq;

•	actual and forecasted results of operations, and the likely effect of these results on the market price of common stock;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in the common stock;

•	the number of shares of common stock outstanding and the potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•	the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market, industry and economic conditions.

The Board reserves the right to elect to abandon the Reverse Stock Split (including all of the fixed reverse stock split ratios), notwithstanding stockholder approval thereof, if our Board determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. In making such determination, our Board will take into account certain factors including the expected trading prices for our common stock, actual or forecasted results of operations and the likely effect of such results on the market price of our common stock, as well as the factors described above.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our common stock.

We expect that the Reverse Stock Split will increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly because investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower-priced securities. In addition, we cannot assure you that our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The Reverse Stock Split may decrease the liquidity of our common stock because fewer shares would be issued and outstanding after the Reverse Stock Split. In addition, if the Board implements the Reverse Stock Split, more stockholders may own “odd lots” of fewer than 100 shares of common stock, which may be more difficult to sell. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or multiples of 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of the common stock as described above.

We may not satisfy the Nasdaq continued listing requirements following the Reverse Stock Split.

We cannot assure you that we will be able to regain compliance with the Nasdaq Listing Rules. Even if the Reverse Stock Split is approved and effected, we may not be successful in timely raising capital to comply with the stockholders’ equity rule. Our failure to regain compliance with the stockholders’ equity rule and/or the bid price rule would result in our common stock being delisted from Nasdaq. We and holders of our securities could be materially adversely impacted if our securities are delisted from Nasdaq. In particular:

•	we may be unable to raise equity capital on acceptable terms or at all;

•	we may lose the confidence of our business partners, which would jeopardize our ability to continue our business as currently conducted;

•	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws;

•	holders may be unable to sell or purchase our securities when they wish to do so;

•	we may become subject to stockholder litigation;

•	we may lose the interest of institutional investors in our common stock;

•	we may lose media and analyst coverage;

•	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and

•	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.

If the Reverse Stock Split is approved and effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

Effective Time

The Effective Time, if the Reverse Stock Split is approved by stockholders and implemented by us, will be the date and time that will be specified in the Certificate of Amendment.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, the Board, in its discretion, determines that it is in the best interests of the Company and its stockholders to delay the filing of the Certificate of Amendment or to abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

At the Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our stockholders, the shares of common stock issued and outstanding immediately prior thereto into a lesser number of new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal, and will round any fractional shares up to the nearest whole share.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number. Shares of common stock held in registered form and shares of common stock held in “street name” (that is, through a broker) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

General

After the Effective Time, the number of our issued shares of common stock will decrease at the Reverse Stock Split ratio of not less than 1-for-8 and not more than 1-for-15. The Reverse Stock Split would be effected simultaneously for all shares of common stock at the same ratio for all shares, resulting in each stockholder owning fewer shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving whole shares in lieu of fractional shares as described above. Voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).

The principal effects of the Reverse Stock Split will be that:

•

each eight, ten, twelve, fourteen or fifteen shares of common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of common stock;

•

no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, any fractional shares resulting from the Reverse Stock Split will round up to the next whole share;

•	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all then-outstanding awards under all of the Company’s equity plans; and

•	the number of stockholders owning “odd lots” of less than 100 shares of common stock may increase.

The following table contains approximate information, based on share information as of the Record Date, showing the impact of the Reverse Stock Split at the five proposed ratios:

Reverse Stock Split Ratio	Number of Shares of Common Stock Issued	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	65,941,086	20,210,218	13,848,696
1-for-8	8,242,636	2,526,278	89,231,086
1-for-10	6,594,109	2,021,022	91,384,869
1-for-12	5,495,091	1,684,185	92,820,724
1-for-14	4,710,078	1,443,587	93,846,335
1-for-15	4,396,073	1,347,348	94,256,579

The Reverse Stock Split would no effect on the rights of existing stockholders, the number of authorized shares of the common stock would remain unchanged, and par value per share would remain unchanged at $0.0001 per share.

After the Certificate of Amendment is effective, the common stock would have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, a number used to identify the common stock.

The common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of common stock under the Exchange Act. The common stock would continue to be listed on Nasdaq under the symbol “VCNX” immediately following the Reverse Stock Split.

Effect of Reverse Stock Split on Stated Capital

Pursuant to the Reverse Stock Split, the par value of the common stock will remain $0.0001 per share. As a result of the Reverse Stock Split, the stated capital on our balance sheet attributable to common stock (subject to a minor adjustment in respect of the treatment of fractional shares) and the additional paid-in capital account will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to common stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of common stock outstanding. The stated capital attributable to common stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. The net income or loss per share of common stock will increase because there will be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Effect on Shares Held in Book-Entry, Through a Broker or in Certificate Form

The combination of, and reduction in, the number of issued shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of common stock in “street name” (that is, through a broker) in the same manner as registered stockholders whose shares of common stock are registered in their names. Brokers will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of common stock in “street name”; however, these brokers may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of common stock with a broker, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of common stock you hold.

If you hold any of your shares of common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will indicate how you can exchange your certificate representing the pre-Reverse Stock Split shares of common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of common stock; or (2) post-Reverse Stock Split shares of common stock in a book-entry form. Should you hold any pre-Reverse Stock Split shares in pure book-entry, meaning you do not hold any physical stock certificates, your pre-Reverse Stock Split book-entry shares will be automatically exchanged for the post-Reverse Stock Split shares, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of common stock you hold, in each case together with any whole share in lieu of fractional shares to which you are entitled. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Stockholders should not destroy any pre-split stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Certificate of Amendment, or Abandon the Reverse Stock Split

We reserve the right to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and at any time before the Effective Time, even if the Reverse Stock Split has been approved by stockholders at the Special Meeting. By voting in favor of an amendment to effect the Reverse Stock Split, you are also expressly authorizing the Board to delay the Filing of the Certificate of Amendment until the one-year anniversary of the date stockholders approve and adopt the Reverse Stock Split, or abandon the Reverse Stock Split if the Board determines that such action is in the best interests of the Company and its stockholders.

Required Vote; Effect of Proposal

The affirmative vote of majority of the votes cast on this proposal is required for approval of this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If stockholder approval for this proposal is not obtained, then the Reverse Stock Split will not be effected.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover and Dilutive Effect

The purpose of the Reverse Stock Split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock would not be decreased, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority under the provisions of our amended and restated certificate of incorporation to issue additional shares from time to time without delay or further action by the Company’s stockholders except as may be required by applicable law or Nasdaq listing rules, assuming the Company remains listed on a Nasdaq market. Our Board is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device. Except in connection with our efforts to regain compliance with the Nasdaq stockholders’ equity rule, we currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the Reverse Stock Split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of our issued and outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

No Appraisal Rights

Under Delaware law, our Charter and our Bylaws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the Reverse Stock Split is not clear under current law and a U.S. Holder may recognize gain for U.S. federal income tax purposes equal to the value of the additional fraction of a share of Common Stock received by such U.S. Holder.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Recommendation of the Board

The Board unanimously recommends a vote FOR Proposal One.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of August 8, 2023, by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of persons, known by us to beneficially own more than 5% of any class of our voting securities. Percentages are based on 65,941,086 shares issued and outstanding, except where noted. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Vaccinex, Inc., 1895 Mount Hope Avenue, Rochester, New York 14620.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Shares Beneficially Owned
Named Executive Officers:
Maurice Zauderer (1)	5,813,600	(2)	8.8%
Ernest S. Smith	77,839	(3)	*
Elizabeth E. Evans	56,715	(4)	*
Directors:
Albert D. Friedberg	30,205,986	(5)	45.8%
Chrystyna Bedrij Stecyk	106,927	(6)	*
Jacob B. Frieberg	622,196	(7)	*
Bala S. Manian	105,237	(8)	*
Gerald E. Van Strydonck	188,344	(9)	*
Barbara Yanni	111,633	(10)	*
All directors and executive officers as a group (11 persons)	37,371,460	(11)	55.9%
Greater than 5% Stockholders:
FCMI Parent Co., et al (12)	26,254,537	(12)	39.8%
Friedberg Global-Macro Hedge Fund Ltd.(13)	3,511,894	(13)	5.3%
Vaccinex (Rochester), L.L.C. (14)	5,142,691	(14)	7.8%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Dr. Zauderer is also a director of the Company.
(2)

Includes (a) 181,736 shares owned directly by Dr. Zauderer, (b) presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 63,803 shares of our common stock, (c) 213,209 shares and 212,161 shares of common stock held directly by the Jeremy Zauderer Trust and the Jordan Zauderer Trust, respectively, over which Dr. Zauderer exercises voting and investment power, and (d) 5,142,691 shares held by Vaccinex (Rochester), L.L.C., or Vaccinex LLC, of which Dr. Zauderer is the president and a majority owner. Dr. Zauderer exercises voting and investment power over the shares held by Vaccinex LLC.

(3)	Includes presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 69,839 shares of our common stock.
(4)	Includes presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 47,115 shares of our common stock.
(5)

Includes (a) 439,555 shares owned directly by Mr. Friedberg, (b) 26,216,904 shares held by FCMI Parent Co., (c) 37,633 shares held by Pan Atlantic Holdings Ltd., or Pan Atlantic, and (d) 3,511,894 shares held by Friedberg Global Macro Hedge Fund Ltd., or G-M Fund, of which the Friedberg Mercantile Group, Ltd., or FMG, is the investment manager. Mr. Friedberg, directly and through his control over FCMI Parent, shares held by members of his family and trusts for the benefit of members of his family, may be considered the beneficial owner of all of the common stock beneficially owned by FCMI Parent. By virtue of his control of FCMI Parent, Mr. Friedberg also may be deemed to possess voting and dispositive power over the shares owned directly by its wholly-owned subsidiaries, FCMI and Pan Atlantic. By virtue of his control of FMG, which exercises voting and dispositive power over the shares owned directly by G-M Fund, Mr. Friedberg also may be deemed to possess voting and dispositive power over the shares owned by G-M Fund.
(6)	Includes presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 106,927 shares of our common stock.
(7)

Includes (a) 63,519 shares owned directly by Mr. Frieberg, (b) presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 271,118 shares of our common stock, (c) 94,510 shares held by Benbow Estates, Ltd., an entity owned by Mr. Frieberg’s wife and of which Mr. Frieberg is an officer, and (d) 193,049 shares held by Gee Eff Services Limited, an entity solely owned by Mr. Frieberg and of which Mr. Frieberg is the president.

(8)	Includes presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 105,237 shares of our common stock.
(9)	Includes presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 121,112 shares of our common stock.
(10)	Includes presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 111,633 shares of our common stock.
(11)	Includes presently exercisable, or exercisable within 60 days of August 8, 2023, stock options for 971,996 shares of our common stock.
(12)

Includes 37,633 shares held by Pan-Atlantic. Mr. Friedberg is the majority owner, a director and the president of FCMI Parent and shares voting and investment power over the shares held by FCMI Parent. This information is derived from the Amendment No. 7 to Schedule 13D filed by FCMI Parent on May 25, 2023. The address for FCMI Parent is 181 Bay Street, Suite 250, Toronto, Ontario Canada M5J 2T3.

(13)

Includes 3,511,894 shares held by G-M fund, of which FMG is the investment manager. By virtue of his control of FMG, which exercise voting and dispositive power over the shares owned directly by G-M Fund, Mr. Friedberg may be deemed to possess voting and dispositive power over the shares owned by G-M Fund. This information is derived from the Amendment No. 7 to Schedule 13D filed by G-M Fund on May 25, 2023. The registered office address of G-M Fund is 190 Elgin Avenue George Town, Cayman Islands KY1-9005.

(14)

Dr. Zauderer is the president and a majority member of Vaccinex LLC and exercises voting and investment power over the shares held by Vaccinex LLC. This information is derived from the Beneficial Ownership Report on Form 4 filed by Dr. Zauderer on April 3, 2023. The address for Vaccinex LLC is 44 Woodland Rd, Pittsford, NY 14534.

OTHER MATTERS

As of the date of this proxy statement, the Board does not know of any other matters that are to be presented for action at the Special Meeting. Should any other matter come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors

Dr. Maurice Zauderer
President and Chief Executive Officer
Rochester, New York
August 14, 2023

ANNEX A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VACCINEX, INC.

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VACCINEX, INC.

VACCINEX, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST:         The name of the corporation is Vaccinex, Inc. (the “Corporation”).

SECOND:     The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 13, 2018 (the “Certificate of Incorporation”).

THIRD:        The Certificate of Incorporation is hereby amended as follows:

Paragraph 1 of Article IV of the Certificate of Incorporation is hereby amended to add the following paragraphs immediately following the first sentence of Paragraph 1 of Article IV as follows:

“Effective at [    ] p.m., Eastern time, on [    ] (the “Effective Time”), a one-for-[Amendment A: eight, Amendment B: ten, Amendment C: twelve, Amendment D: fourteen, Amendment E: fifteen] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [Amendment A: eight, Amendment B: ten, Amendment C: twelve, Amendment D: fourteen, Amendment E: fifteen] shares of Common Stock issued and held of record by each stockholder of the Corporation, or held by the Corporation in treasury stock, immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share.

No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (1) additional whole share of Common Stock; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock have been reclassified; and with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (1) additional share of Common Stock automatically and without any action by the holder.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.”

FOURTH:    This Certificate of Amendment shall become effective on [ ] at [    ] a.m./p.m. Eastern Time.

FIFTH:        This amendment has been duly adopted by the Board of Directors of the Corporation and approved by the Corporation’s stockholders in accordance with Section 242 of the General Corporation Law.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer on this [    ] day of [            ].

By:
Maurice Zauderer
President and Chief Executive Officer

VACCINEX, INC. 1895 MOUNT HOPE AVENUE ROCHESTER, NY 14620

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on September 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21763-S72515                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VACCINEX, INC.

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

1.  To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its issued common stock, at the discretion of the Company’s board of directors.

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NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or at any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com

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VACCINEX, INC.

Special Meeting of Stockholders

September 8, 2023 8:30 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Maurice Zauderer and Scott Royer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VACCINEX, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:30 AM, Eastern Time on September 8, 2023, at the Company’s Corporate Headquarters, 1895 Mount Hope Avenue, Rochester, NY 14620, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposal 1 and in the discretion of the proxy holders on any other matter that properly comes before the meeting.

Continued and to be signed on reverse side